REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 20, 2004, by and between EnerDel, Inc., a Delaware Company (the “Company”), Delphi Automotive Systems, LLC, a Delaware limited liability company (“Delphi”), and Ener1, Inc. (“Ener1”) (each of Delphi and Ener1 also referred to herein as an “Investor” and collectively as the “Investors”).

        In accordance with the terms and conditions of the Formation, Subscription and Stockholders’ Agreement (the “Formation Agreement”) entered into by the Company and the Investors, of even date herewith, in particular Section 4.5 thereof, this Agreement sets forth certain registration rights of the Investors with respect to common stock owned by them in the Company, namely 80,500,000 shares of the Company’s common stock owned by Ener1 and 19,500,000 shares of the Company’s common stock owned by Delphi.

        In consideration of Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS:

        For purposes of this Agreement, the following terms shall have the meanings specified:

    A.        “Common Stock” means the Company’s $0.01 par value per share common stock.

    B.        “Effective Date” means the date on which the Registration Statement is declared effective by the Securities and Exchange Commission (the “Commission”);

    C.        “Investor” means any person owning or having the right to Registrable Securities, including initially Investor and thereafter any permitted assignee thereof;

    D.        “Registrable Securities” means the shares of Common Stock issued by the Company to the Investors;

    E.        “Registration Deadline” means the one hundred and eightieth (180th) calendar day following the filing of the Registration Statement;

    F.        “Registration Period” has the meaning set forth in Paragraph 2B below; and

    G.        “Registration Statement” means the Registration Statement to be filed hereunder relating to resales of the Registrable Securities.

2. REGISTRATION:

    A.        Registration Statement. Upon the request of the Investors holding a majority of the Common Stock of the Company on or after the Closing Date, the Company shall promptly prepare and file with the Commission a Registration Statement on Form SB-2 as a “shelf” registration statement under Rule 415 under the Securities Act (“Rule 415”) covering the resale of a number of shares of Registrable Securities equal to one hundred percent (100%) of the number of shares of Common Stock held by all Investors on the date of such request (including non-requesting Investors). The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to prevent dilution resulting from stock splits, stock dividends or similar events.

    B.        Effectiveness. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. In the event that the Registration Statement fails to be effective by the Registration Deadline, then the Investors may withdraw their request without penalty and re-submit such request at a later date in Investor’s sole discretion. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of: (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 (other than Registrable Securities held by Investor in the capacity of an “affiliate” of the Company as such term is used in Rule 144(k) promulgated under the Securities Act); and (ii) the date on which all of the Registrable Securities (other than Registrable Securities held by the Investor in the capacity of an “affiliate” of the Company as such term is used in Rule 144(k) promulgated under the Securities Act) remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) or any successor provision (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the “Registration Period”).

    C.        Allowed Delay. The Company may delay the disclosure of material non-public information, and suspend the availability of the Registration Statement, for no more than thirty (30) calendar days in any twelve (12) month period, in the event of a proposed merger, reorganization or similar transaction involving the Company, as long as its board of directors: (i) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act; and (ii) reasonably deems it in the Company’s best interests not to disclose such information publicly (an “Allowed Delay”). In addition, until the Company becomes eligible to file a registration statement on Form S-3, each time the Company files a post-effective amendment to the Registration Statement for the purpose of updating the Registration Statement in connection with the public filing by the Company of any report or other document with the Commission (such post-effective amendment, an “Updating Amendment”), the Company may also suspend the availability of the Registration Statement until such Updating Amendment is declared effective and any such suspension shall also be deemed an Allowed Delay for all purposes under this Agreement as long as such Updating Amendment is filed within five (5) Business Days following the event or circumstance requiring such amendment and the Company promptly responds to any comments made thereon by the staff of the Commission. The Company shall promptly: (i) notify Investor in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of Investor, shall the Company disclose to Investor any of the facts or circumstances regarding any material non-public information); (ii) advise Investor in writing to cease all sales under the Registration Statement until the termination of the Allowed Delay; and (iii) notify Investor in writing immediately upon the termination or expiration of an Allowed Delay.

    D.        Available Registered Securities. In the event that, at any time on or after the Exercise Date, the number of shares available under the Registration Statement is insufficient to cover one hundred percent (100%) of the Registrable Securities, the Company shall promptly amend the Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the fifteenth (15th) day following notice from Investor of the occurrence of such event, so that the Registration Statement or such new registration statement, or both, covers no less than one hundred percent (100%) of the Registrable Securities eligible for resale thereunder and issuable under the. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become as soon as practicable following the filing thereof. Unless and until such amendment or new Registration Statement becomes effective, Investor shall have the rights described in Paragraph 2C above.

3. PIGGYBACK REGISTRATION:

If at any time prior to the expiration of the Registration Period: (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (a “Proposed Registration”) other than a registration statement on Form S-8 or any successor or other forms promulgated for similar purposes; and (ii) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Investor, the Company shall, at such time, promptly give Investor written notice of such Proposed Registration. Investor shall have five (5) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that Investor intends to sell and Investor’s intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Investor; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Paragraph 3 without obligation to the Investor. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which Investor has requested inclusion hereunder as such underwriter(s) shall permit. The Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the Investors of which are not entitled to inclusion of such securities in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with Investors of other securities having the right to include such securities in the registration statement.

4. OBLIGATIONS OF THE COMPANY:

        In addition to performing its obligations hereunder, including without limitation those pursuant to Paragraphs 2A, B and C above, the Company shall:

    A.        Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by Investor in order to incorporate information concerning Investor or Investor’s intended method of distribution;

    B.        After the Common Stock has been listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or any other market or exchange, secure the listing of all Registrable Securities on such market of exchange, and provide Investor with reasonable evidence thereof;

    C.        Upon the effectiveness of the Registration Statement, furnish to Investor such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Investor may reasonably request in order to facilitate the disposition of Investor’s Registrable Securities;

    D.        Use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing from time to time by Investor, and do any and all other acts or things which may be necessary or advisable to enable Investor to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

    E.        In the event of an underwritten public offering of the Registrable Securities, enter into (together with Investor proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

    F.        Notify Investor immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of Investor, disclose to Investor any facts or circumstances constituting material non-public information) as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (except during an Allowed Delay) as promptly as practicable prepare, and file with the Commission and furnish to Investor a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

    G.        Use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify Investor of the issuance of such order and the resolution thereof;

    H.        Furnish to Investor, on the date that the Registration Statement, or any successor registration statement, becomes effective, a certificate of the chief executive officer of Company, dated such date, of outside counsel representing the Company (and reasonably acceptable to Investor) addressed to Investor, confirming such effectiveness and, to the knowledge of such counsel, the absence of any step order; and

    I.        Permit counsel for Investor to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning Investor and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company).

5. OBLIGATIONS OF INVESTOR:

In connection with the registration of Registrable Securities pursuant to a Registration Statement, Investor shall:

    A.        Timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

    B.        Upon receipt of any notice from the Company of the happening of any event of the kind described in Paragraphs 4F or 4G, immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Paragraph 4F or withdrawal of the stop order referred to in Paragraph 4G, and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

    C.        In the event of an underwritten offering of such Registrable Securities in which Investor participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request;

    D.        To the extent required by applicable law, deliver a prospectus to the Investor of such Registrable Securities;

    E.        Notify the Company when it has sold all of the Registrable Securities held by it; and

    F.        Notify the Company in the event that any information supplied by Investor in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

6. INDEMNIFICATION:

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

    A.        To the extent permitted by law, the Company shall indemnify and hold harmless Investor, the officers, directors, employees, agents and representatives of Investor, and each person, if any, who controls Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Paragraph 6C below, the Company will reimburse Investor, and each such officer, director, employee, agent, representative or controlling person, for any legal or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is: (i) based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement; or (ii) based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

    B.        To the extent permitted by law, Investor, if named in such Registration Statement as a selling stockholders, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by Investor expressly for use in such Registration Statement. Subject to the provisions of Paragraph 6C below, Investor will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this Paragraph 6B exceed the net proceeds resulting from the sale of the Registrable Securities sold by Investor under such Registration Statement.

    C.        Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

    D.        In the event that the indemnity provided in Clause A or B of this Paragraph  6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and Investor agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or Investor may be subject in such proportion as is appropriate to reflect the relative fault of the Company and Investor in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall Investor be responsible for any amount in excess of the proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by Investor. The Company and Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Clause D, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Paragraph 6, each person who controls Investor within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of Investor shall have the same rights to contribution as Investor, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Clause D.

    E.        The obligations of the Company and Investor under this Paragraph 6 shall survive the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

7. REPORTS:

With a view to making available to Investor the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other similar rule or regulation of the Commission that may at any time permit Investor to sell securities of the Company to the public without registration, the Company agrees to:

    A.        Make and keep public information available, as those terms are understood and defined in Rule 144; and

    B.        File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

    C.        Furnish to Investor, so long as Investor owns any Registrable Securities, promptly upon written request: (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested by Investor in connection with Investor’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

The terms of this Section 7 shall apply only if and while the Company is a public reporting company under the Exchange Act.

8. MISCELLANEOUS:

    A.        Expenses of Registration. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to Investor, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in Paragraph 4H hereof, shall be borne by the Company.

    B.        Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor, each future Investor and the Company.

    C.        Notices. Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered: (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day; (ii) on the next Business Day after timely delivery to an overnight courier; and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Corporation:	EnerDel, Inc. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attn: Kevin P. Fitzgerald Tel: 954-556-4020 Fax: 954-776-5337

With a copy to:	EnerDel, Inc. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attn: General Counsel Tel: 954-556-4020 Fax: 954-776-3359

And if to Delphi:	DELPHI AUTOMOTIVE SYSTEMS, LLC 5725 Delphi Drive Troy, Michigan 48098 Attention: Director, Worldwide Finance of Delphi E&C Division Fax No.: (248) 813-4699

With a copy to:	DELPHI AUTOMOTIVE SYSTEMS, LLC 5725 Delphi Drive Troy, Michigan 48098 Attention: Assistant General Counsel, Commercial & Transactional Fax No.: (248) 813-2491

If to Ener1:	Ener1, Inc. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attn: Kevin P. Fitzgerald Tel: 954-556-4020 Fax: 954-776-5337

With a copy to:	Ener1, Inc. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attn: General Counsel Tel: 954-556-4020 Fax: 954-776-3359

    D.        Assignment. Upon the transfer of Registrable Securities by Investor, the rights of Investor hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be “Investor” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee; (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof; and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement; provided, however, that the registration rights granted in this Agreement shall not be transferred to any person or entity that receives Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

    E.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

    F.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.

    G.        Investor of Record. A person is deemed to be Investor whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

    H.        Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

    I.        Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    J.        Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

EnerDel, Inc. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

Ener1, Inc. BY: /S/ Ronald N. Stewart —————————————— Ronald N. Stewart Executive Vice President

Delphi Automotive Systems LLC BY: /S/ John G. Blahnik —————————————— John G. Blahnik Vice President Treasury, Mergers, Acquisitions & New Markets